UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2019 (July 15, 2019)

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Newport Center Drive Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (949) 480-8300
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACTG	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 24, 2019, the Board of Directors (the “Board”) of Acacia Research Corporation (“Acacia” or the “Company”) approved, subject to stockholder approval, the Company’s Third Amended and Restated Certificated of Incorporation (as amended, the “Amended Charter”), to provide for a declassified Board, eliminate supermajority vote requirements for specified corporate actions, grant stockholders the right to call special meetings of the stockholders and implement certain transfer restrictions to preserve tax benefits associated with Acacia’s net operating losses. The Amended Charter was approved by the Company’s stockholders at the 2019 annual meeting of stockholders (the “Annual Meeting”) and filed with the Secretary of State of the State of Delaware on July 15, 2019.

The foregoing description of the Amended Charter does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Charter, a copy of which is attached as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On July 15, 2019, Acacia held its Annual Meeting at the offices of Schulte Roth & Zabel LLP at 919 Third Avenue, New York, New York. As of May 22, 2019, the record date for the Annual Meeting, there were 50,064,281 shares of common stock of the Company issued and outstanding and entitled to vote. At the Annual Meeting, 40,438,931 shares of the Company’s common stock were present in person or represented by proxy and entitled to vote, constituting a quorum for the conduct of business at the Annual Meeting.

Set forth below are the proposals voted upon at the Annual Meeting, and the final results of the stockholder vote on each proposal, as certified by Saratoga Proxy Consulting LLC, the inspector of election for the Annual Meeting. These proposals are described in more detail in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on June 14, 2019, which should be read together with the supplemental proxy materials filed on July 8, 2019.

Proposal No. 1: To elect two Class I directors to serve on the Board for a term of three years expiring upon the 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified, or, if Proposal No. 2 is approved, to serve on the Board for a term of one year expiring upon the 2020 Annual Meeting of Stockholders.

Board Nominees:

Class I Nominees	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Isaac T. Kohlberg	27,143,622	1,295,111	48,722	11,951,476
Katharine Wolanyk	27,103,031	1,336,402	48,022	11,951,476

Proposal No. 2: To approve an amendment to the Amended and Restated Certificate of Incorporation to provide for a declassified Board such that all members of the Board shall be elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
27,862,016	597,130	28,309	11,951,476

Proposal No. 3: To approve an amendment to the Amended and Restated Certificate of Incorporation to eliminate supermajority vote requirements for specified corporate actions.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
27,834,692	620,245	32,518	11,951,476

Proposal No. 4: To approve an amendment to the Amended and Restated Certificate of Incorporation to grant stockholders the right to call special meetings of the stockholders.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
27,846,519	612,687	28,249	11,951,476

Proposal No. 5: To approve an amendment to the Amended and Restated Certificate of Incorporation to implement certain transfer restrictions to preserve tax benefits associated with the Company’s net operating losses.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
27,236,032	1,217,258	34,165	11,951,476

Proposal No. 6: To ratify the adoption of Acacia’s 2019 Tax Benefits Preservation Plan.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
25,805,622	2,646,346	35,487	11,951,476

Proposal No. 7: To ratify the appointment of Grant Thornton LLP as Acacia’s independent public accounting firm for the fiscal year ending December 31, 2019.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
36,309,277	4,095,163	34,491	0

Proposal No. 8: To approve, by advisory vote, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
25,314,684	2,158,141	1,014,630	11,951,476

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits.
3.1 Third Amended and Restated Certificated of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2019

Acacia Research Corporation

By:    /s/ Marc W. Booth
Chief Intellectual Property Officer